Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold, Incorporated:

We consent to the incorporation by reference in the registration statement (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187, 333-60578, 333-162036, 333-162037, 333-162049, 333-190626, 333-193713, and 333‑199738) on Form S-8 and (No. 333-208186) on Form S-4 of Diebold, Incorporated and subsidiaries of our reports dated February 29, 2016, with respect to the consolidated balance sheets of Diebold, Incorporated and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Diebold, Incorporated.

/s/  KPMG LLP

Cleveland, Ohio
February 29, 2016